Exhibit 10.17.2

AMENDMENT #1

To The

MASTER LABORATORY SERVICES AGREEMENT

THIS AMENDMENT (“Amendment”) is made as of October 28, 2011 (the “Effective Date”) by and between INTERCEPT PHARMACEUTALS, INC., whose address is 18 Desbrosses Street, New York, NY 10013 (“Sponsor”) and WIL RESEARCH LABORATORIES LLC, a Delaware limited liability company, with a principal place of business at 1407 George Road, Ashland, OH 44805 (“WIL”).

Sponsor entered into a Master Laboratory Services Agreement with WIL, dated as of October 2, 2007 as amended (the “Agreement”). The parties hereby agree to amend the Agreement as follows:

 •       The first paragraph of the Agreement shall be modified to read:

This Master Laboratory Services Agreement (the “Agreement,”) dated as of October 2, 2007, is by and between Intercept Pharmaceuticals, Inc. whose address is 18 Desbrosses Street, New York, NY 10013 (“Sponsor”) and WIL Research Laboratories, LLC (together with its subsidiaries), a Delaware limited liability company, whose address is 1407 George Road, Ashland, Ohio 44805 (“WIL”).

 •       Section 4, Compensation shall be modified to read:

Sponsor shall pay compensation to WIL for Services provided in connection with a Study in accordance with the terms of the applicable Work Order. WIL will invoice the Sponsor on each date a payment is due in accordance with the applicable Work Order. Payment is due upon receipt of an invoice. In the event Sponsor fails to pay an invoice within 45 days of its issuance date, WIL, upon notice to Sponsor, may in its sole discretion, charge the Sponsor a late fee equal to 1.0% per month on the unpaid balance of such invoice until such invoice is paid in full (including any assessed late fees) or treat such non-payment as notice by Sponsor of the termination of such Study (in such event, Section 5(c) shall apply).

 •       Section 5. b) Term and Termination shall be modified to read:

b)          Either party may terminate this Agreement upon ninety (90) days’ prior written notice to the other party. In the event at the time of any such termination there are uncompleted Studies, then this Agreement shall remain in full force and effect with respect to and for the duration of such uncompleted Studies. However, should WIL and Sponsor enter into a Work Order that pertains to a 2 year animal carcinogenicity program, WIL does not have a 90 day termination provision until such time that the agreed Work Order has been completed or otherwise terminated by the Sponsor pursuant to 5c.

 •       Section 17. a) Miscellaneous shall be modified to read:

a)          This Agreement shall be interpreted in accordance with the laws of the State of New York without regard for its conflicts of laws principles. Actions brought under this Agreement shall be brought in any court of competent jurisdiction in the State of New York. Should any New York court find any provision to be invalid or contrary to public policy, the provisions not so found shall remain in effect and binding upon the parties. Sponsor and WIL agree to attempt in good faith to replace any invalid or unenforceable provision of this Agreement with a provision which is valid and enforceable and which expresses as closely as possible the intention of the original provision.

 •       Section 17. f) Miscellaneous shall be modified to read:

f)          Any notices given hereunder shall be sent by fax or email, with a confirmation copy sent via overnight courier to the following addresses (or such other address as a party may designate as a notice address in a written notice to the other party) and shall be deemed delivered when received (or if received on a weekend or holiday, on the next business day thereafter) as follows:

If to Sponsor:

Pia Lindström, Dr PH

Vice President, Regulatory Affairs and Quality Assurance

4370 La Jolla Village Drive, Suite 1050

San Diego, CA 92122

If to Service Provider:

David R. Baumgartner, CPA

Vice President

WIL Research Laboratories, LLC

1407 George Road

Ashland, OH 44805

Phone: (419) 289-8700

Email: dbaumgartner@wilresearch.com

In all other respects, the terms of the Agreement shall remain unmodified and in full force and effect.

The parties have indicated their acceptance of the terms of this Amendment by the signatures set forth below. Each individual signing on behalf of a corporate entity hereby personally represents and warrants his or her legal authority to legally bind that entity.

INTERCEPT PHARMACEUTICALS, INC.	WIL RESEARCH LABORATORIES LLC

By:	/s/ Pia Lindström	By:	/s/ John Maxwell

Print Name:	Pia Lindström	Print Name:	John Maxwell

Tille:	Vice President, Reg Affairs & QA	Title:	Vice President
Date:	31 Oct 2011	Date:	11-7-11